UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2017

Starbucks Corporation

(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134

(Address of principal executive offices) (Zip Code)

(206) 447-1575

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 31, 2017, Starbucks Corporation completed the previously announced acquisition of the remaining 50% share of its East China (“East China JV”) business from long-term joint venture partners, Uni-President Enterprises Corporation (“UPEC”) and President Chain Store Corporation (“PCSC”) for approximately $1.4 billion in cash consideration. As a result of the closing of this acquisition, Starbucks has assumed 100% ownership of over 1,400 Starbucks stores in Shanghai and in the Jiangsu and Zhejiang Provinces, bringing the total number of company-owned stores in China to over 3,100.

Item 7.01	Regulation FD Disclosure

Also on December 31, 2017, UPEC and PCSC acquired Starbucks 50% interest in President Starbucks Coffee Taiwan Limited (“Taiwan JV”) and assumed 100% ownership of Starbucks operations in Taiwan for approximately $175 million. Founded in 1997, the Taiwan JV currently operates approximately 420 Starbucks stores in Taiwan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated: January 3, 2018

	By:	/s/ Sophie Hager Hume
Sophie Hager Hume
vice president, assistant general counsel and assistant secretary